Exhibit 99.1

CONTACTS:
Tapestry, Inc.
Analysts and Investors:
Christina Colone
Global Head of Investor Relations
212/946-7252
ccolone@tapestry.com
Media:
Jennifer Leemann
Global Head of Communications
212/631-2797
jleemann@tapestry.com

TAPESTRY, INC. INTRODUCES ITS “AMPLIFY” GROWTH STRATEGY AND LONG-TERM FINANCIAL TARGETS

•	Expects to Drive Continued Durable, Profitable Growth and Significant Shareholder Returns Over the Three-Year Planning Horizon

•	Initiates Outlook for Mid-Single Digit Revenue Increase, Strong Margin Expansion, and Low-Double-Digit Diluted EPS Growth in Fiscal Years 2027 and 2028; Maintains Growth Outlook for Fiscal Year 2026

•	Plans to Return $4 Billion in Capital to Shareholders Through Fiscal Year 2028 via Share Repurchases and Dividends, Supported by the Company’s Robust Free Cash Flow

•	Announces New $3 Billion Share Repurchase Authorization

New York, September 10, 2025 – Tapestry, Inc. (NYSE: TPR), a house of iconic accessories and lifestyle brands, today is hosting its 2025 Investor Day in New York City.  At the event, the Company will present its long-term growth strategy and financial targets.

Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc., commented:
“Tapestry is a consumer-obsessed, data-driven organization, driving meaningful durable growth. From this strong foundation, we are introducing our Amplify plan, building on our proven strategies to bring our iconic brands to new generations of consumers. We are confident that our strengths are structural, and that our innovation, creativity, and brand-building capabilities will deliver significant value for our customers, employees, and shareholders for years to come.”

10 HUDSON YARDS, NEW YORK, NY 10001 TELEPHONE 212 594 1850  FAX 212 594 1682  WWW.TAPESTRY.COM

Amplify Growth Strategy
At Tapestry’s 2025 Investor Day, the Company’s senior leadership team will present its “Amplify” growth strategy, which focuses on four key pillars:

•	Build Emotional Connections with Consumers – Driving new customer acquisition, with a focus on Gen Z consumers entering the market to build brand love and lifetime value;

•	Fuel Fashion Innovation & Product Excellence – Leading with handbags and leathergoods with targeted lifestyle expansion in footwear;

•	Deliver Compelling Experiences to Drive Global Growth – Sustaining growth in North America and accelerating momentum in international markets, prioritizing Greater China and Europe;

•	Ignite the Power of Our People – Future-proofing growth by continuing to develop a consumer-obsessed culture that is agile and always looking forward.

Scott Roe, Chief Financial Officer and Chief Operating Officer of Tapestry, Inc. commented:
“Our focused strategies and consistent execution position us to generate compounding growth.  We expect to deliver durable mid-single digit revenue gains annually, expand our operating margins, and achieve double-digit earnings per share growth in fiscal years 2027 and 2028.  At the same time, we remain disciplined allocators of capital and expect to return $4 billion to shareholders over our three-year planning horizon, underscoring the strength and flexibility of our balance sheet and confidence in driving sustained value creation.”

Shareholder Return Programs
Tapestry plans to return $4 billion to shareholders through Fiscal Year 2028, which is expected to represent 100% of the Company’s adjusted free cash flow generation over the three-year period (FY26 – FY28):

•
Dividend: In Fiscal 2026, the Company continues to anticipate an annual dividend of $1.60 per share. Moving forward, Tapestry expects to grow its dividend at least in-line with earnings growth, with a payout ratio of approximately 30% through Fiscal 2028.

•
Share Repurchases: The Company expects to buy back approximately $3 billion in common stock cumulatively from Fiscal 2026 through Fiscal 2028. Consistent with this strategy, the Company announced a new $3 billion share repurchase authorization.

Long-Term Financial Targets
The Company is introducing Fiscal 2027 to Fiscal 2028 financial targets, which are provided on a non-GAAP basis:

•	Revenue growth of mid-single digits annually;

•	Operating margin expansion to over 22% by Fiscal 2028, an increase of over 200 basis points versus Fiscal 2025, which includes gross margin gains and continued investment in marketing;

•	Earnings per diluted share growth of low double-digits in Fiscal 2027 and Fiscal 2028.

By brand, the Company expects:

•
Coach to deliver a three-year mid-single-digit revenue CAGR with operating margin expanding to a mid-30% rate over the planning horizon; the Company has a longer-term ambition for the brand to reach $10 billion in revenue; and

•	Kate Spade to return to profitable topline growth in Fiscal 2027 and accelerate to mid-single-digit revenue growth and a high single-digit operating margin in Fiscal 2028.

Over the three-year planning horizon, adjusted free cash flow is expected to be $4 billion cumulatively from Fiscal 2026 through Fiscal 2028.

These long-term targets incorporate the Company’s previously announced Fiscal 2026 outlook, which was provided with its fiscal fourth quarter earnings results in mid-August, and is unchanged.

This outlook:

•	Embeds U.S. trade and tax policies as of August 1, 2025 including the elimination of Section 321 benefits as of August 29, 2025;

•	Includes foreign currency exchange rates using spot rates at the time of forecast;

•	Assumes no material worsening of inflationary pressures or consumer confidence;

•	Excludes one-time costs associated with the sale of Stuart Weitzman, which closed on August 4, 2025, as well as the brand’s results for the period under ownership in Fiscal 2026;

•	Excludes non-recurring costs associated with the Company’s organizational efficiency efforts.

Given the dynamic nature of these and other external factors, financial results could differ materially from the outlook provided.

Long Term Financial Targets - Non-GAAP Adjustments:
The Company is not able to provide a full reconciliation of the non-GAAP financial measures to GAAP presented in the long-term financial targets because certain material items that impact these measures have not yet occurred and cannot be reasonably estimated at this time. Accordingly, a reconciliation of the Company’s non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Investor Day Event Details
The live event will be available via webcast on the Company’s Investor Day microsite beginning at 8:30am ET today. Presentation slides and a recording of the event will also be available on the investor section of the Company’s website, www.tapestry.com/investors, after the conclusion of the Investor Day.

About Tapestry, Inc.
Our global house of iconic accessories and lifestyle brands unites the magic of Coach and kate spade new york. Together, we stretch what’s possible – advancing brands further than they could go alone, expanding their reach to new geographies and generations. Inspired by our consumers, we create experiences and products that build lasting brand love and elevate everyday life. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management’s current expectations. Forward-looking statements include, but are not limited to, the statements under “Long-Term Financial Targets,” statements regarding long term performance, including statements regarding long term brand growth ambitions beyond fiscal year 2028, statements regarding the Company’s capital deployment plans, including anticipated annual dividend rates and share repurchase plans, and statements that can be identified by the use of forward-looking terminology such as “may,” “can,” “if,” “continue,” “project,” “assumption,” “should,” “expect,” “confidence,” “goals,” “trends,” “anticipate,” “intend,” “estimate,” “on track,” “future,” “future proof,” “well positioned to,” “plan,” “potential,” “position,” “deliver,” “believe,” “seek,” “see,” “will,” “would,” “uncertain,” “achieve,” “strategic,” “growth,” “target,” “guidance,” “forecast,” “outlook,” “commit,” “innovation,” “drive,” “leverage,” “generate,” “enhance,” “effort,” “progress,” “confident,” “amplify,” “we can stretch what’s possible,” similar expressions, and variations or negatives of these words. Future results may differ materially from management’s current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of international trade disputes and the risks associated with potential changes to international trade agreements, including the imposition or threat of imposition of new or increased tariffs or retaliatory tariffs implemented by countries where our manufacturers are located as well as the imposition of additional duties on the products we import, economic conditions, recession and inflationary measures, risks associated with operating in international markets, including currency fluctuations and changes in economic or political conditions in the markets where we sell or source our products, the ability to anticipate consumer preferences and retain the value of our brands and respond to changing fashion and retail trends in a timely manner, including our ability to execute on our e-commerce and digital strategies, the impact of tax and other legislation, the ability to successfully implement the initiatives under our 2028 Amplify growth strategy, the effect of existing and new competition in the marketplace, our ability to successfully identify and implement any sales, acquisitions or strategic transactions on attractive terms or at all, including our recent sale of the Stuart Weitzman Business, our ability to achieve intended benefits, cost savings and synergies from acquisitions, our ability to control costs, the effect of seasonal and quarterly fluctuations on our sales or operating results; the risk of cybersecurity threats and privacy or data security breaches, our ability to satisfy our outstanding debt obligations or incur additional indebtedness, the risks associated with climate change and other corporate responsibility issues, our ability to protect against infringement of our trademarks and other proprietary rights, and the impact of pending and potential future legal proceedings, etc. In addition, purchases of shares of the Company’s common stock will be made subject to market conditions and at prevailing market prices. Please refer to the Company’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

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